SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      May 15, 2002
(Date of earliest event reported)  (May 15, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On May 15, 2002, the Registrant issued the following press release:

CTC Communications Receives Certificate of Registration for the
PowerPath(R) Network Name

--Company Maintains 10 Year Naming Rights to Use PowerPath(R) as a Registered Service Mark--


Waltham, MA, May 15, 2002-CTC Communications Group Inc. (CTC)(NASDAQ
NM: CPTL) announced it has received a certificate of registration for the PowerPath(R) service mark from the U.S. Patent and Trademark
Office.

The Company's PowerPath(R) Network is a packet-based communications network that allows for the convergence of voice, data and Internet traffic over a single high speed connection to its business customers. CTC's network is a next-generation network that includes the latest in packet switching, routing and softswitch technologies and is a 100% replacement to today's legacy circuit switched, data and hybrid networks.

In October of 2001, CTC also announced that it had applied for a United States patent on its PowerPath(R) Network as an Integrated Communications System which is still pending. The system combines all voice and data communications on a single network architecture and a single connection to the user through the use of three primary sub-systems. These sub systems enable voice and data communications at substantially lower cost, significantly higher functionality and meet or exceed all technical and operating standards.

Robert Fabbricatore, Chairman and Chief Executive Officer, stated, "The PowerPath(R) Network is the cornerstone of our business strategy. Today, we use our packet-based architecture to deliver local voice, long distance voice, Internet access, frame relay services and video applications to our medium and larger sized business customers using a single broadband connection. Our next generation network design allows us to serve all of these applications with a single network infrastructure. Our packet-based network provides a number of benefits including improved operating efficiencies, capital requirements of less than 25% of traditional network infrastructures and margins in excess of 60%. Our customers benefit from this convergence onto our PowerPath(R) Network through substantial reductions in their monthly communications expenses."

Fabbricatore concluded, "CTC continues to execute the strategy of introducing new customers to the benefits of the PowerPath(R) Network and migrating a significant number of our existing 15,000 customers. When a customer migrates from our off-net portfolio of services to our PowerPath(R) Network the Company's margins increase from 20% to more than 60% all while reducing our customers expenses by 10-30% monthly. We have built the network that our competitors are talking about, one that ensures that existing customers are optimized for today as well as properly positioned for the future of voice and data communications."



About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 607,000 access lines as of March 31, 2002.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.


The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the possibility of patents being received on its PowerPath(R) Network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

#	#	#

Finance Contact:  John Pittenger	Media Contact:Alan Russell
		CTC COMMUNICATIONS		CTC COMMUNICATIONS
		781-466-1302  (t)			781-522-8731 (t)
		pitt@ctcnet.com			arussell@ctcnet.com
		www.ctcnet.com			www.ctcnet.com

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 15, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration